                   MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               888 SEVENTH AVENUE
                               NEW YORK, NY 10106

                                   ----------

                              TEL: (212) 757-8400
                              FAX: (212) 757-6124

April 7, 2003

Mr. Mark Campbell
Soulfood Concepts, Inc.
630 Ninth Avenue
New York, NY 10036

Dear Mr. Campbell:

As previously discussed verbally with you (on or about December 15, 2002), Merdinger, Fruchter, Rosen & Company, P.C. has decided, effective January 1, 2003, to cease auditing publicly-traded companies. Please consider this as formal notice of that decision. Accordingly, we respectfully resign as your company's independent auditors.

                                  Very truly yours,


                                  /s/ Merdinger, Fruchter, Rosen & Company, P.C.
                                  ----------------------------------------------
                                  MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                                  Certified Public Accountants

MFRC:lg